EXHIBIT 10.3

                 MOORE BUSINESS COMMUNICATION SERVICES AGREEMENT


This Agreement, dated June, 12, 2000 is by and between MOORE BUSINESS COMMUNICATION SERVICES, a division of MOORE NORTH AMERICA, INC., a Delaware corporation, with offices at 1200 Lakeside Drive, Bannockburn, Illinois 60015-1243 ("Moore"), and iTract, LLC, a Delaware limited liability company,with offices at 220 West 19th Street, 12th Floor, New York, NY 10011 ("Client").

1. PRODUCTS AND SERVICES. Upon the terms and conditions of this Agreement, Moore shall provide to Client, and Client shall purchase from Moore, those Products and Services referenced in the attached Schedule B. Any additional Services or Products will be furnished subject to availability of facilities and/or personnel at Moore's standard rates in effect at the time and in accordance with any special terms that may be applicable.

2. TERM. This Agreement is effective upon execution by both parties and shall continue for two (2) years from the date hereof, unless earlier terminated pursuant to any applicable provisions herein. Thereafter, this Agreement shall automatically be renewed for one-year periods unless either party elects to terminate this Agreement by giving written notice to the other party at least ninety (90) days prior to the expiration of the initial or any renewal term.

3.       PRICING; INVOICING.

         (a) The prices for the Products and Services are set forth in Schedule B. Moore reserves the right to adjust all prices in as set forth in the attached Schedule B. Any price adjustment provided herein or in Schedule B shall be mutually agreed upon a quarterly basis (90 days), and shall be effective upon thirty (30) days prior written notice to Client.

         (b) Client shall reimburse Moore for the cost of all sales taxes and other taxes or fees applicable to the production, sale, use, storage, delivery or transportation of the Products and Services .

         (c) In case of a shipment of Products, the delivery will be F.O.B. Moore's facility.

         (d) Payment terms are "Due upon Receipt" of the invoice. Monthly Summary Billing Terms are "Due upon Receipt" of the invoice.

         (e) Whenever any payment is not made when due, Client shall pay interest at the rate of one (1) percent per month. Client shall reimburse Moore for all costs incurred by Moore (including reasonable attorney's fees) if Moore commences collection efforts with respect to this Agreement, provided that Moore has delivered written notice to Client of non-payment and, following 30 days of receipt of notice, Client has neither cured, nor taken reasonable steps to cure, such non-payment.

 4.      TIME OF PERFORMANCE AND DELIVERY.

         (a) All dates for performance by Moore, including the mailing, shipment or delivery of Products are based upon Moore's best estimates. In no event shall Moore be liable for any delay in the performance or delivery of any Service or Product or any other default due to the failure by Client to timely provide information and any other items as are required by Moore to perform its obligations or also due to occurrences or contingencies, considered "force majeure" including but not limited to war, acts of God, natural disasters, flooding, fire; or any other circumstances beyond Moore's reasonable control which shall prevent Moore from performing in the normal and usual course of its business.

         (b) If Client fails to provide correct and complete data in accordance with mutually agreed time schedules, if any, Moore will use its reasonable efforts to reschedule and process Client's work as promptly as possible and shall notify Client of the new estimated schedule. Client agrees to extend such time schedules for this purpose and to pay all expenses of Moore which resulted from Client's failure to timely provide data.

         (c) Project management and technical support of services provided will be further defined in the "postal solution" Statement Of Work(SOW)to be mutually agreed upon and developed in conjuction with version 1.1 of the Client's website.

5.       CLIENT DATA; PROPRIETARY RIGHTS.

         (a) All data furnished by Client pursuant to this Agreement shall at all times remain the property of Client, and be in the form requested by Moore. Moore shall not be responsible for loss or destruction of Client data, or material unless due to the negligence of Moore, and Moore's liability is limited to restoring same provided such restoration can be reasonably performed by Moore and Client provides Moore with all source data in readable form for such restoration, it being presumed conclusively that any data delivered to Moore has been backed up by duplicate material retained by Client. Moore shall have the right to copy and retain all such material for its files as it deems necessary for internal processing use only.

         (b) Client accepts sole responsibility for the accuracy and adequacy of all data, and other items provided by it to Moore. Client specifically accepts sole responsibility for the accuracy and adequacy of all changes to recorded data which are requested or directed by Client, whether in writing or by telephone. Moore shall not be responsible for errors or omissions resulting from the inaccuracy or defect in any Client-supplied data or materials. Client will pay Moore, at its standard rates in effect at the time, for any processing reruns or any other additional work performed by Moore due to Client submitting improper data or materials which are incorrect or incomplete. All data and materials supplied by Client shall be returned by Moore upon completion of use by Moore and all copies of such data and materials, in whatever form or medium contained, shall be destroyed or deleted.

         (c) All information, programs, software, artwork, films, molds, plates, dyes, negatives, positives and all other items, machinery or materials furnished, developed, or created by Moore in providing the Products and Services shall remain Moore's exclusive property. All material provided to Moore by the Client shall remain the property of the Client.

6.       CONFIDENTIAL INFORMATION.

         (a) Moore shall not permit unauthorized access to and to take reasonable steps to protect the confidentiality of Client's data and resultant output . Moore shall not provide, and it shall prevent its affiliates and other subsidiaries and divisions of its parent (collectively, "Related Parties") from providing, such data and output to any other parties, including, without limitation, other clients of Moore or clients of Related Parties. Client shall treat as confidential information all processes and machinery observed at Moore's facilities. All lists provided to Moore by Client are the sole property of Client. All materials and data used or furnished by Moore pursuant to this Agreement are the sole property of Moore and shall be kept confidential by Client. Such materials and data have been developed at great expense and contain trade secrets of Moore. Neither party shall be required to keep confidential any information or data which is or becomes publicly available, is already known or is independently developed by such party outside the scope of this Agreement, or is rightfully obtained by third parties.

         (b) Client acknowledges that Moore is not obligated to provide printing, mailing and other Moore services to Client hereunder on an exclusive basis and that nothing contained in this Agreement shall be construed to prohibit Moore from providing printing, mailing and other services to any other party, including without limitation, competitors of Client. Furthermore, Client acknowledges that Moore, alone or in conjunction with one or more third parties, may be developing (or in the future may develop) business initiatives that may potentially be similar to or competitive with the business initiatives of Client and that nothing contained in this Agreement shall be construed to prohibit Moore from so developing such business initiatives. The foregoing shall not relieve Moore of any of its confidentiality obligations set forth in this Agreement.

7.       WARRANTIES.

         (a) Moore warrants that the Products are free from defect in material and workmanship and conform substantially to any specifications provided to Client. Moore does not warrant that its Products are fit, legally or otherwise, for their intended purpose or use. Moore at its option, shall replace or rework any defective Products or return the portion of the purchase price applicable to the defective Products.

         (b) Moore shall use due care in processing all data submitted to it and in performing and providing the Services. Data will be processed in accordance with the statemment of work and mutually agreed upon work flow. If computer services are interrupted or delayed for any reason, Moore will resume the computer services as soon as reasonably practical. In the event that errors or omissions in computer services are the direct fault of Moore, Moore will correct any errors of which Moore receives timely notice following detection of such error or omission. Where correction is impossible or impractical, Client shall be entitled to a refund for that portion of the computer services or Products which contain the errors.

         (c) Moore warrants that to the best of its knowledge no portion of the proprietary hardware or software that it uses to provide the Services and Products contains either any programs that self-replicate without manual intervention, instructions programmed to activate at a pre-determined time or upon a specified event, and/or programs purported to do a meaningful function but designed for a different function (i.e., malicious or disabling code) so that, as a result of the Services and Products provided by Moore pursuant to this Agreement, such malicious or disabling code can migrate to Client's computer software programs.

         (d) THE FOREGOING COMPRISES MOORE'S SOLE AND ENTIRE WARRANTY. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

8.       INDEMNIFICATION; LIMITATION OF LIABILITY.

         (a) Subject to the limitations set forth in paragraph (b) below, each party hereby indemnifies and holds the other party harmless from and against any and all claims, demands, causes of action, or suits of any kind or nature, including reasonable attorneys' fees and cost of litigation, solely and directly based on or arising from actions, failure to act, representations or omissions, of the indemnifying party, and its employees, agents, or authorized assigns.

         (b) Moore's maximum liability for any and all claims arising directly or indirectly from the performance of its obligations herein, whether resulting from Moore's negligence or otherwise, shall not in the aggregate exceed the purchase price of the Products and Servicesaffected. Moore shall be without liability to Client with respect to anything done or omitted to be done, in accordance with the terms of this Agreement or instructions properly received pursuant hereto, if done in good faith and without negligence or willful or wanton misconduct. UNDER NO CIRCUMSTANCES SHALL MOORE BE LIABLE TO CLIENT OR ANY THIRD PARTY FOR A LOSS OF BUSINESS OR PROFIT OR ANY OTHER ECONOMIC LOSS, OR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

9. TERMINATION. Moore shall have the right to immediately suspend performance by it or otherwise terminate all or any part of this Agreement in the event the Client fails to pay any amount to Moore when due. Either party shall have the right to terminate this Agreement: (a) In the event of the failure by either party to perform any of its obligations herein (excluding payment obligations described in Section 3(e) hereof) if such failure is not corrected after written notice by the non-breaching party providing the other party with thirty (30) days to cure such default; or (b) In the event the other party is declared insolvent or bankrupt or makes an assignment for the benefit of creditors or a receiver is appointed or any proceeding is demanded for or against the other under any provisions of applicable bankruptcy law; Client also agrees to pay for uninvoiced work and Services performed through termination of the Agreement, provided such work is not performed following receipt by Moore of a written request by Client to stop work.

         Upon the expiration or earlier termination of this Agreement, Moore shall deliver to Client any and all remaining Products, completed or in process, in Moore's possession and any raw materials specifically produced or acquired in connection with this Agreement. Moore shall issue a final invoice for all such items which shall be paid by Client in accordance with this Agreement.

10. DISPUTES RESOLUTION. In the event a dispute arises between Moore and Client relating to this Agreement, prior to either party pursuing other available remedies: (a) a meeting regarding the dispute shall be held promptly by the parties, to be attended by representatives with decision-making authority, to attempt in good faith to negotiate a mutually acceptable resolution of the dispute; (b) if, within thirty
         (30) days after the first day of such meeting the parties have not successfully concluded a resolution, then the parties shall promptly use their best efforts to select or devise an alternate dispute resolution procedure ("ADR") to resolve the dispute; (c) if the parties are unable to agree upon a form of ADR within fifteen (15) days of commencement of discussions on the subject, then either party may pursue other remedies available to it upon seven (7) days written notice to the other party of its intent to do so. If the parties are able to agree upon a form of ADR, they shall pursue implementation of the ADR in good faith and in a timely manner. Should the ADR not result in a final resolution of the dispute then either party may pursue other available remedies upon seven (7) days written notice to the other party.

11. ADDITIONAL PROVISIONS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign or otherwise transfer this Agreement without the prior express written consent of the other party, such consent not to be unreasonably withheld, delayed or conditioned. Moore hereby reserves the right, in its sole discretion, to subcontract any portion or all of this Agreement; (b) All notices and requests in connection with this Agreement shall be in writing and deemed given as of the day deposited in the U.S. mails, postage pre-paid, certified or registered, return receipt requested; (c) This Agreement and the Confidentiality Agreement dated March 28, 2000 between the parties hereto, supersedes and merges all prior proposals, understandings and agreements, oral and written, between the parties relating to the subject matter of this Agreement and may not be modified or altered except by written instrument duly executed by both parties. By signing this Agreement, Client agrees that this Agreement exclusively governs and controls the rights of the parties so that any purchase order or other writing (excluding a legal notice delivered by the Client pursuant to the terms hereof) Client may submit to Moore shall only be for Client's convenience. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby; (d) Subject to the provisions of Section 3(e) hereof, Moore reserves the right at any time to alter or suspend credit or to change any credit terms when, in its sole discretion, the financial condition of Client so warrants. In any such case, Moore may require cash payment or additional security from Client before further production or shipment, may accelerate the date of any payment, and may suspend production, withhold any shipment, or cancel any further production in addition to any other rights or remedies it may have pursuant to applicable law; (e) This Agreement shall be governed by the internal laws of the State of Illinois.

                         (Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year first above written by their duly authorized representative.


MOORE BUSINESS COMMUNICATION SERVICES         Client: ITRACT, LLC
A DIVISION OF MOORE NORTH AMERICA, INC.

By: /s/ Berle J. Hopkins                      By: /s/ Kevin Kerzner
   -------------------------------               -------------------------------

Name: Berle J. Hopkins                        Name: Kevin Kerzner
     -----------------------------                 -----------------------------
               (Print)                                        (Print)

Title: Vice - Pres. Finance                   Title: EVP
      ----------------------------                  ----------------------------

Date: June 30, 2000                           Date: 6/26/2000
     -----------------------------                 -----------------------------